Exhibit 99

News Release

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS SECOND QUARTER 2015

SALES OF $9.8 BILLION; EPS OF $1.51 PER SHARE;
RAISING 2015 EPS GUIDANCE

•	EPS Up 9% Reported, Up 10% Normalized at 26.5% Tax Rate
•	Core Organic Sales Growth 3%* Driven By Commercial Aero, ESS and Advanced Materials
•	Reported Sales Decline 5% Due to Foreign Currency and FM Divestiture
•	Segment Margin Improvement of 170 bps to 18.4%
•	Raising 2015 EPS Guidance Range to $6.05 - $6.15, Up 9%-11%

MORRIS TOWNSHIP, N.J., July 17, 2015 -- Honeywell (NYSE: HON) today announced its results for the second quarter of 2015:

Total Honeywell

($ Millions, except Earnings Per Share)	2Q 2014	2Q 2015	Change

Sales	10,253	9,775	(5%)

Segment Margin	16.7%	18.4%	170 bps
Operating Income Margin	15.4%	17.6%	220 bps

Earnings Per Share	$1.38	$1.51	9%
Earnings Per Share (At 26.5% Tax Rate)	$1.37	$1.51	10%
Cash Flow from Operations	1,341	1,408	5%
Free Cash Flow (1)	1,112	1,165	5%

(1) Cash Flow from Operations Less Capital Expenditures

“Honeywell had a terrific second quarter capping off a strong first half of 2015,” said Honeywell Chairman and CEO Dave Cote.  “We delivered 3% core organic sales growth and had another quarter of double-digit earnings growth when normalized for tax.  We saw growth acceleration in both the short- and long-cycle businesses within Aerospace, continued growth in

*Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency movement, M&A and raw materials pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not necessarily tied to volume growth. A reconciliation of core organic sales growth to reported sales growth is provided in the attached financial tables.

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Q2’15 Results - 2

our commercial and industrial businesses within ACS, and higher volume across our Advanced Materials portfolio, particularly in Fluorine Products. We saw margin expansion in each segment, with a significant portion from gross margin, as our new products, process focus, disciplined cost management, and restructuring continue to distinguish Honeywell’s performance.  We remain committed to seed planting and process improvements throughout our portfolio. Once again we proactively funded repositioning actions that will improve our cost position and drive the efficiencies necessary for winning in a slow growth global economy.  Our great first half performance gives us confidence to again raise the low end of our full-year EPS guidance range by $0.05 to $6.05-$6.15, and we remain committed to our full-year core organic sales growth and free cash flow estimates.  We believe that our balanced portfolio of short- and long-cycle businesses, penetration in High Growth Regions, and the deployment of our key process initiatives will continue to drive results this year and over the long term.”

The company is updating its full-year 2015 guidance and now expects:

2015 Full-Year Guidance

	Prior Guidance	Revised Guidance	Change vs. 2014

Sales	$39.0 - $39.6B	$39.0 - $39.6B	(2%) - (3%)
Core Organic Growth	~3%	~3%

Segment Margin	18.3% - 18.6%	18.4% - 18.6%	180 - 200 bps (2)
Operating Income Margin (Ex-Pension MTM)	17.4% - 17.7%	17.5% - 17.7%	240 - 260 bps (3)

Earnings Per Share (Ex-Pension MTM)	$6.00 - $6.15	$6.05 - $6.15	9% - 11%

Free Cash Flow (1)	$4.2 - $4.3B	$4.2 - $4.3B	8% - 10%

1.	Cash Flow from Operations Less Capital Expenditures
2.	Segment Margin ex-4Q14 $184M OEM Incentives Up 140 - 160 bps
3.	Operating Margin ex-4Q14 $184M OEM Incentives Up 200 - 220 bps

Second Quarter Segment Performance

Aerospace

($ Millions)	2Q 2014	2Q 2015	% Change

Sales	4,010	3,827	(5%)
Segment Profit	759	777	2%
Segment Margin	18.9%	20.3%	140 bps

•	Sales for the second quarter were up 3% on a core organic basis, and were down 5% reported driven by the Friction Materials divestiture and the unfavorable impact of foreign currency in Transportation Systems. Commercial OE sales were up 6% on a reported and core organic basis driven by strong Business and General Aviation (BGA) engine shipments. Commercial

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Q2’15 Results - 3

Aftermarket sales were up 3% on a core organic basis (2% reported) driven by continued growth in repair and overhaul activities and Air Transport and Regional (ATR) spares growth, partially offset by a decline in RMU (Retrofit, Modifications, and Upgrades) sales in BGA. Defense & Space sales increased 1% on a core organic basis (flat reported) driven by strong international growth, partially offset by lower sales to the U.S. government. Transportation Systems sales were up 5% on a core organic basis driven by new platform launches and higher gas turbo penetration globally. TS sales were down 25% reported due to the Friction Materials divestiture and the unfavorable impact of foreign currency.

•	Segment profit was up 2% and segment margins expanded 140 bps to 20.3%, driven by commercial excellence, the favorable impact of the Friction Materials divestiture, foreign currency hedges, and productivity net of inflation, partially offset by the margin impact of higher OE shipments.

Automation and Control Solutions
($ Millions)	2Q 2014	2Q 2015	% Change

Sales	3,607	3,553	(1%)
Segment Profit	533	567	6%
Segment Margin	14.8%	16.0%	120 bps

•	Sales for the second quarter were up 4% on a core organic basis and down 1% reported driven by the unfavorable impact of foreign currency. Energy, Safety, and Security (ESS) sales increased 5% on a core organic basis (flat reported) driven primarily by continued growth in Scanning & Mobility, Security, and Fire Safety. Building Solutions & Distribution (BSD) sales increased 3% on a core organic basis (down 4% reported) driven by continued strength in Americas Distribution.

•	Segment profit was up 6% and segment margins expanded 120 bps to 16.0% driven by productivity net of inflation and higher volume, partially offset by continued investments for growth.

Performance Materials and Technologies
($ Millions)	2Q 2014	2Q 2015	% Change

Sales	2,636	2,395	(9%)
Segment Profit	475	509	7%
Segment Margin	18.0%	21.3%	330 bps

•	Sales were down 1% on a core organic basis and down 9% reported driven by the unfavorable impact of foreign currency and raw materials pricing in Resins & Chemicals. The decrease in core organic sales was primarily driven by lower volume in UOP and HPS associated with delays in customer projects and lower UOP catalyst shipments, partially offset by higher volume across Advanced Materials, particularly in Fluorine Products.

•	Segment profit was up 7% and segment margins increased 330 bps to 21.3%, driven by productivity net of inflation, commercial excellence, and the impact of raw materials pricing in Resins & Chemicals.

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Q2’15 Results - 4

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (888) 298-3451 (domestic) or (719) 457-2605 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second quarter 2015 earnings call or provide the conference code HON2Q15.  The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, July 17, until 12:30 p.m. EDT, July 24, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 8213026.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials.  For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q2’15 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Product sales	$7,798	$8,278	$15,162	$16,123
Service sales	1,977	1,975	3,826	3,809
Net sales	9,775	10,253	18,988	19,932

Costs, expenses and other
Cost of products sold (A)	5,541	6,047	10,754	11,826
Cost of services sold (A)	1,273	1,249	2,422	2,437
	6,814	7,296	13,176	14,263
Selling, general and administrative expenses (A)	1,242	1,375	2,472	2,714
Other (income) expense	(20)	(21)	(40)	(138)
Interest and other financial charges	77	80	154	159
	8,113	8,730	15,762	16,998

Income before taxes	1,662	1,523	3,226	2,934
Tax expense	440	397	858	772

Net income	1,222	1,126	2,368	2,162

Less: Net income attributable to the noncontrolling interest	28	27	58	46

Net income attributable to Honeywell	$1,194	$1,099	$2,310	$2,116

Earnings per share of common stock - basic	$1.52	$1.40	$2.95	$2.70

Earnings per share of common stock - assuming dilution	$1.51	$1.38	$2.91	$2.66

Weighted average number of shares outstanding - basic	783.3	784.5	783.5	784.7

Weighted average number of shares outstanding - assuming dilution	792.9	795.4	793.4	795.9

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q2’15 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Sales

Aerospace	$3,827	$4,010	$7,434	$7,861

Automation and Control Solutions	3,553	3,607	6,817	6,969

Performance Materials and Technologies	2,395	2,636	4,737	5,102

Total	$9,775	$10,253	$18,988	$19,932

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Segment Profit

Aerospace	$777	$759	$1,529	$1,462

Automation and Control Solutions	567	533	1,083	1,004

Performance Materials and Technologies	509	475	1,012	948

Corporate	(50)	(58)	(100)	(109)

Total segment profit	1,803	1,709	3,524	3,305

Other income (A)	12	10	24	121
Interest and other financial charges	(77)	(80)	(154)	(159)
Stock compensation expense (B)	(39)	(50)	(91)	(102)
Pension ongoing income (B)	103	64	203	125
Other postretirement expense (B)	(11)	(13)	(20)	(25)
Repositioning and other charges (B)	(129)	(117)	(260)	(331)

Income before taxes	$1,662	$1,523	$3,226	$2,934

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q2’15 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$5,954	$6,959
Accounts, notes and other receivables	8,237	7,960
Inventories	4,447	4,405
Deferred income taxes	659	722
Investments and other current assets	3,883	2,145
Total current assets	23,180	22,191

Investments and long-term receivables	491	465
Property, plant and equipment - net	5,381	5,383
Goodwill	12,763	12,788
Other intangible assets - net	2,141	2,208
Insurance recoveries for asbestos related liabilities	433	454
Deferred income taxes	365	404
Other assets	1,658	1,558

Total assets	$46,412	$45,451

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,352	$5,365
Short-term borrowings	25	51
Commercial paper	2,795	1,647
Current maturities of long-term debt	1,337	939
Accrued liabilities	6,065	6,771
Total current liabilities	15,574	14,773

Long-term debt	5,562	6,046
Deferred income taxes	300	236
Postretirement benefit obligations other than pensions	921	911
Asbestos related liabilities	1,198	1,200
Other liabilities	4,001	4,282
Redeemable noncontrolling interest	259	219
Shareowners’ equity	18,597	17,784

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$46,412	$45,451

Q2’15 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$1,222	$1,126	$2,368	$2,162
Less: Net income attributable to the noncontrolling interest	28	27	58	46
Net income attributable to Honeywell	1,194	1,099	2,310	2,116
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	172	165	335	333
Amortization	54	68	107	138
Loss on sale of non-strategic businesses and assets	—	10	—	10
Gain on sale of available for sale investments	—	—	—	(105)
Repositioning and other charges	129	117	260	331
Net payments for repositioning and other charges	(115)	(9)	(215)	(134)
Pension and other postretirement income	(92)	(51)	(183)	(100)
Pension and other postretirement benefit payments	(39)	(49)	(48)	(85)
Stock compensation expense	39	50	91	102
Deferred income taxes	33	66	126	68
Excess tax benefits from share based payment arrangements	(9)	(19)	(56)	(49)
Other	205	91	103	67
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(80)	(271)	(250)	(425)
Inventories	61	(107)	(25)	(222)
Other current assets	(96)	(104)	(38)	132
Accounts payable	88	141	(24)	100
Accrued liabilities	(136)	144	(664)	(248)
Net cash provided by operating activities	1,408	1,341	1,829	2,029

Cash flows from investing activities:
Expenditures for property, plant and equipment	(243)	(229)	(408)	(421)
Proceeds from disposals of property, plant and equipment	2	4	3	11
Increase in investments	(2,365)	(1,093)	(3,866)	(1,724)
Decrease in investments	953	533	2,059	943
Cash paid for acquisitions, net of cash acquired	—	(2)	(185)	(2)
Proceeds from sales of businesses, net of fees paid	—	1	2	1
Other	28	(74)	(150)	(13)
Net cash used for investing activities	(1,625)	(860)	(2,545)	(1,205)

Cash flows from financing activities:
Net increase (decrease) in commercial paper	100	(150)	1,148	950
Net (decrease) increase in short-term borrowings	(23)	4	(19)	(6)
Proceeds from issuance of common stock	47	69	125	161
Proceeds from issuance of long-term debt	11	20	14	45
Payments of long-term debt	(22)	(4)	(57)	(606)
Excess tax benefits from share based payment arrangements	9	19	56	49
Repurchases of common stock	(123)	(231)	(486)	(551)
Cash dividends paid	(436)	(373)	(851)	(736)
Net cash used for financing activities	(437)	(646)	(70)	(694)

Effect of foreign exchange rate changes on cash and cash equivalents	33	75	(219)	30
Net (decrease) increase in cash and cash equivalents	(621)	(90)	(1,005)	160
Cash and cash equivalents at beginning of period	6,575	6,672	6,959	6,422
Cash and cash equivalents at end of period	$5,954	$6,582	$5,954	$6,582

Q2’15 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended
	June 30,
	2015	2014

Cash provided by operating activities	$1,408	$1,341
Expenditures for property, plant and equipment	(243)	(229)

Free cash flow	$1,165	$1,112

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q2’15 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Segment Profit	$1,803	$1,709	$3,524	$3,305

Stock compensation expense (A)	(39)	(50)	(91)	(102)
Repositioning and other (A, B)	(137)	(128)	(276)	(348)
Pension ongoing income (A)	103	64	203	125
Other postretirement expense (A)	(11)	(13)	(20)	(25)

Operating Income	$1,719	$1,582	$3,340	$2,955

Segment Profit	$1,803	$1,709	$3,524	$3,305
÷ Sales	$9,775	$10,253	$18,988	$19,932
Segment Profit Margin %	18.4%	16.7%	18.6%	16.6%

Operating Income	$1,719	$1,582	$3,340	$2,955
÷ Sales	$9,775	$10,253	$18,988	$19,932
Operating Income Margin %	17.6%	15.4%	17.6%	14.8%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’15 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2014

Segment Profit	$6,696

Stock compensation expense (A)	(187)
Repositioning and other (A, B)	(634)
Pension ongoing income (A)	254
Pension mark-to-market adjustment (A)	(249)
Other postretirement expense (A)	(49)

Operating Income	$5,831
Pension mark-to-market adjustment (A)	(249)
Operating Income excluding pension mark-to-market adjustment	$6,080

Segment Profit	$6,696
÷ Sales	$40,306
Segment Profit Margin %	16.6%

Operating Income	$5,831
÷ Sales	$40,306
Operating Income Margin %	14.5%

Operating Income excluding pension mark-to-market adjustment	$6,080
÷ Sales	$40,306
Operating Income Margin excluding pension mark-to-market adjustment %	15.1%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’15 Results - 12

Honeywell International Inc.

Calculation of EPS at 26.5% Tax Rate (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	June 30,
	2015	2014

Income before taxes	$1,662	$1,523

Taxes at 26.5%	440	404

Net income at 26.5% tax rate	1,222	1,119

Less: Net income attributable to the noncontrolling interest	28	27

Net income attributable to Honeywell at 26.5% tax rate	$1,194	$1,092

Weighted average number of shares outstanding - assuming dilution	792.9	795.4

EPS at 26.5% tax rate	$1.51	$1.37

We believe EPS adjusted to expected full-year tax rate at 26.5% is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’15 Results - 13

Honeywell International Inc.
Reconciliation of Core Organic Sales Growth (Unaudited)

Three Months Ended June 30,
2015
Honeywell
Reported sales growth	(5%)
Foreign currency, acquisitions, divestitures and other	7%
Raw Materials Pricing in R&C	1%

Core organic sales growth	3%

PMT
Reported sales growth	(9%)
Foreign currency, acquisitions, divestitures and other	4%
Raw Materials Pricing in R&C	4%

Core organic sales growth	(1%)

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency movement, M&A and raw materials pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not necessarily tied to volume growth.

We believe core organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’15 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

Twelve Months Ended December 31,
2014

Cash provided by operating activities	$5,024

Expenditures for property, plant and equipment	(1,094)

Free cash flow	$3,930

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q2’15 Results - 15

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment (Unaudited)

Twelve Months Ended December 31,
2014

EPS	$5.33

Pension mark-to-market adjustment	0.23

EPS, excluding pension mark-to-market adjustment	$5.56

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding - assuming dilution of 795.2 million. Pension mark-to-market adjustment uses a blended tax rate of 28.1%.